EXHIBIT 4(d)(6)

                               SECOND AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


         This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of the 9th day of October, 1996 (the "Amendment Date"), by and among VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation (the "Borrower"); and THE TORONTO-DOMINION BANK, THE BANK OF NEW YORK, CIBC, INC., LTCB TRUST COMPANY, NATIONSBANK, N.A., THE BANK OF NOVA SCOTIA, BARCLAYS BANK PLC, BANK OF MONTREAL, CHICAGO BRANCH, BANQUE NATIONAL DE PARIS, CREDIT LYONNAIS CAYMAN ISLAND BRANCH, THE FIRST NATIONAL BANK OF MARYLAND, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, FLEET NATIONAL BANK, THE FIRST NATIONAL BANK OF BOSTON, ROYAL BANK OF CANADA, BANK OF TOKYO-MITSUBISHI TRUST COMPANY, SOCIETE GENERALE, ABN AMRO BANK N.V., BANK OF HAWAII, CORESTATES BANK, N.A., CORESTATES BANK, N.A. F/K/A MERIDIAN BANK, FLEET BANK, N.A., THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH, BANQUE PARIBAS, UNION BANK OF CALIFORNIA, N.A., COBANK, ACB AND FIRST HAWAIIAN BANK (collectively and together with any financial institution which subsequently becomes a 'Lender' under the Loan Agreement, as such term is defined therein, the "Lenders"), and for purposes of acknowledging notice of this Amendment, CIBC INC., LTCB TRUST COMPANY, NATIONSBANK, N.A., THE BANK OF NOVA SCOTIA AND THE FIRST NATIONAL BANK OF BOSTON, as co-agents (collectively, in such capacity, the "Co-Agents"); THE BANK OF NEW YORK AND THE TORONTO-DOMINION BANK, as managing agents (collectively, in such capacity, the "Managing Agents"); THE BANK OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent"); THE TORONTO-DOMINION BANK, as documentation/review agent (in such capacity, the "Documentation Agent"); and TORONTO DOMINION (TEXAS), INC., as collateral agent (the "Collateral Agent"; the Collateral Agent, the Documentation Agent, the Administrative Agent, the Managing Agents and the Co-Agents are collectively referred to as the "Agents"),

                              W I T N E S S E T H:

         WHEREAS, Vanguard Cellular Operating Corp. ("VCOC"), the Lenders and the Agents are parties to that certain Second Amended and Restated Loan Agreement dated as of April 10, 1996, as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of July 31, 1996 and as assumed by the Borrower pursuant to the Assumption Agreement dated as of September 27, 1996 (as so amended and assumed, the "Loan Agreement"); and

         WHEREAS, Vanguard Cellular Systems, Inc. ("Vanguard"), the parent of the Borrower, desires to enter into certain interest rate hedging transactions with respect to Vanguard's interest obligations under the Vanguard Debentures; and

         WHEREAS, the Borrower has requested, and the Lenders and the Agents have agreed, subject to the terms hereof, to consent to the consummation of the transactions described above and to amend the Loan Agreement as more fully set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

         1. Amendment to Article 1. Article 1 of the Loan Agreement, Definitions, is hereby amended by adding the following definition of "Vanguard Interest Rate Hedge Agreements":

                  "'Vanguard Interest Rate Hedge Agreements' shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to reduce interest costs under the Vanguard Debentures, arising at any time between Vanguard, on the one hand, and any one (1) or more of the Lenders, or any other Person (other than an Affiliate), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time; provided that (a) any such agreement or arrangement has a notional amount of not more than seventy-five percent (75%) of the aggregate outstanding principal amount of the Vanguard Debentures and
         (b) the obligation to pay interest in respect of such notional amount shall be capped at a rate acceptable to the Managing Agents for a period of not less than three (3) years from the date of such agreement or arrangement."

         2. Amendment to Article 7. Section 7.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby amended by deleting the existing subsection 7.7(d) in its entirety and by substituting the following therefor:

         "(d) so long as no Default then exists or would be caused thereby, the Borrower may make distributions to Vanguard in an aggregate amount not to exceed, for any fiscal year, the aggregate amount of current scheduled payments of accrued interest with respect to the Vanguard Debentures, plus or minus, as the case may be, the amount of any payments made or received, as the case may be, by Vanguard pursuant to any Vanguard Interest Rate Hedge Agreements, which would not constitute an Event of Default under Section 8.1(r) hereof,

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         provided that such distributions shall be made solely for the purpose of permitting Vanguard to make current scheduled payments of accrued interest with respect to the Vanguard Debentures and payments by Vanguard pursuant to any such Vanguard Interest Rate Hedge Agreements;"

         3. Amendments to Article 8.

         a. Section 8.1 of the Loan Agreement, Events of Default, is hereby amended by deleting subsection 8.1(k) in its entirety and by substituting the following therefor:

                  "(k) There shall occur (i) any acceleration of the maturity of, or any failure to pay at final maturity, any Indebtedness of the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $1,000,000.00; (ii) any event of default which would permit such acceleration of such Indebtedness and which event of default has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Rate Hedge Agreement or Vanguard Interest Rate Hedge Agreement having a notional principal amount of $1,000,000.00 or more;"

         b. Section 8.1 of the Loan Agreement, Events of Default, is hereby amended by deleting subsection 8.1(r) in its entirety and by substituting the following therefor:

                  "(r) Vanguard shall (i) make any acquisition of or investment in any assets or interests of any Person or (ii) issue or extend any Guaranties or incur any Indebtedness (excluding expenses incurred by Vanguard solely as a result of its operating obligations to the extent the payment thereof would be permitted pursuant to Section 7.7(e) hereof) other than (A) Indebtedness arising under the Vanguard Debentures and (B) obligations arising under any Vanguard Interest Rate Hedge Agreement;"

         4. No Other Amendment or Waiver. Notwithstanding the agreement of the Lenders to the terms and provisions of this Amendment, the Borrower acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth herein and shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Loan Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agents or the Lenders, or any of them, of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment.

         5. Representations and Warranties. The Borrower hereby represents and warrants in favor of each Agent and each Lender as follows:

                  a.       The Borrower has the corporate power and authority
(i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                  b. This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

                  c. The execution and delivery of this Amendment and the performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation, by-laws or partnership agreements of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking to which the Borrower or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may become bound; and

                  d. The representations and warranties contained in Section 4.1 of the Loan Agreement and contained in the other Loan Documents remain true and correct as of the date hereof, both before and after giving effect to this Amendment, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the Agreement Date. No Default now exists or will be caused hereby.

         6. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agents of counterparts hereof executed by the Majority Lenders and the Borrower and of all documents, instruments, consents or items which the Managing Agents shall deem appropriate in connection herewith.

         7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

         8. Loan Documents. Each reference in the Loan Agreement or any other Loan Document to the term "Loan Agreement" shall hereafter mean and refer to the Loan Agreement as amended hereby and as the same may hereafter be amended.

         9. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, applicable to agreements made and to be performed in New York.

         10. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 6 above, this Amendment shall be effective as of October 9, 1996.

















                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


BORROWER:                                   VANGUARD CELLULAR FINANCIAL CORP., a
                                            North Carolina corporation



                                            By: /s/ Haynes G. Griffin
                                                     Name: Haynes G. Griffin
                                                     Title: President

[CORPORATE SEAL]


                                            Attest:  /s/ Richard C. Rowlenson
                                                     Name: Richard C. Rowlenson
                                                     Title: Assistant Secretary

                        VANGUARD CELLULAR FINANCIAL CORP.
                       SECOND AMENDMENT TO SECOND AMENDED
                           AND RESTATED LOAN AGREEMENT
                                Signature Page 1

                                            TORONTO DOMINION (TEXAS), INC., as
                                            Collateral Agent



                                            By: /s/ Sophia D. Sgarbi
                                                     Name: Sophia D. Sgarbi
                                                     Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 2

                                     THE BANK OF NEW YORK, as Administrative
                                     Agent, a Managing Agent and a Lender



                                     By:  /s/ James W. Whitaker
                                              Name: James W. Whitaker
                                              Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 3

                                          THE TORONTO-DOMINION BANK, as
                                          Documentation Agent, a Managing Agent
                                          and a Lender



                                            By: /s/ Neva Nesbitt
                                                     Name: Neva Nesbitt
                                                     Title: Mgr. CR Admin.

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 4

                                      CIBC, INC., as a Co-Agent and a Lender



                                      By:  /s/ Marisa J. Harney
                                               Name: Marisa J. Harney
                                               Title: Director, CIBC Wood Gundy
                                                 Securities Corp., As Agent

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 5

                                      LTCB TRUST COMPANY, as a Co-Agent and a
                                      Lender



                                      By: /s/ John J. Sullivan
                                               Name: John J. Sullivan
                                               Title: Executive Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 6

                                    NATIONSBANK, N.A., as a Co-Agent and a
                                    Lender



                                    By: /s/ Keith M. Wilson
                                             Name: Keith M. Wilson
                                             Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 7

                                     THE BANK OF NOVA SCOTIA, as a Co-Agent
                                     and a Lender



                                     By: /s/ Vincent J. Fitzgerald, Jr.
                                              Name: Vincent J. Fitzgerald, Jr.
                                              Title: Authorized Signatory

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 8

                                    THE FIRST NATIONAL BANK OF BOSTON, as a
                                    Co-Agent and a Lender



                                    By: /s/ Mary E. Meduski
                                             Name: Mary E. Meduski
                                             Title: Director

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                                Signature Page 9

                                    ABN AMRO BANK N.V., as a Lender



                                    By: /s/ Steven Hipsman
                                             Name: Steven Hipsman
                                             Title: Vice President



                                    By: /s/ Robert Budnek
                                             Name: Robert Budnek
                                             Title: Assistant Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 10

                                    UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender



                                    By: /s/ John C. Lee
                                             Name: John C. Lee
                                             Title: Banking Officer

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 11

                                       BANK OF HAWAII, as a Lender



                                       By: /s/ Elizabeth O. MacLean
                                                Name: Elizabeth O. MacLean
                                                Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 12

                                       BANK OF MONTREAL, CHICAGO BRANCH, as a
                                       Lender



                                       By: /s/ Allegra Griffiths
                                                Name: Allegra Griffiths
                                                Title: Director

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 13

                                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                      as a Lender



                                      By:  /s/ John P. Judge
                                               Name: John P. Judge
                                               Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 14

                                      BANQUE NATIONALE DE PARIS, as a Lender



                                      By: /s/ Serge Desrayaud
                                               Name: Serge Desrayaud
                                               Title: V.P./Team Leader



                                      By: /s/ Pamela Lucash
                                               Name: Pamela Lucash
                                               Title: Assistant Treasurer

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 15

                                     BANQUE PARIBAS, as a Lender



                                    By: /s/ Nicole Cawley
                                             Name: Nicole Cawley
                                             Title: Vice President



                                    By: /s/ Philippe Vuarchex
                                             Name: Philippe Vuarchex
                                             Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 16

                                    BARCLAYS BANK PLC, as a Lender



                                    By: /s/ James K. Downey
                                             Name: James K. Downey
                                             Title: Associate Director

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 17

                                     CoBANK, ACB, as a Lender



                                     By: /s/ Anne F. Appleby
                                              Name: Anne F. Appleby
                                              Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 18

                                   CORESTATES BANK, N.A., as a Lender



                                    By: /s/ Chris Kalmbach
                                             Name: Chris Kalmbach
                                             Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 19

                                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as a Lender



                                   By: /s/ James E. Morris
                                            Name: James E. Morris
                                            Title: Authorized Signature

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 20

                                     FIRST HAWAIIAN BANK, as a Lender



                                     By: /s/ Donald C. Young
                                              Name: Donald C. Young
                                              Title: Assistant Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 21

                                   THE FIRST NATIONAL BANK OF MARYLAND, as
                                   a Lender



                                   By: /s/ Timothy A. Knabe
                                            Name: Timothy A. Knabe
                                            Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 22

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA, as a Lender



                                      By: /s/ Bruce W. Loftin
                                               Name: Bruce W. Loftin
                                               Title: Senior Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 23

                                           FLEET BANK, N.A., as a Lender



                                            By: /s/ Paula H. Lang
                                                     Name: Paula H. Lang
                                                     Title: SVP

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 24

                                           FLEET NATIONAL BANK, as a Lender



                                            By: /s/ Paula H. Lang
                                                     Name: Paula H. Lang
                                                     Title: SVP

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 25

                                            CORESTATES BANK, N.A. f/k/a Meridian
                                            Bank, as a Lender



                                            By: /s/ Chris Kalmbach
                                                     Name: Chris Kalmbach
                                                     Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 26

                                            ROYAL BANK OF CANADA, as a Lender



                                            By: /s/ Thomas M. Byrne
                                                     Name: Thomas M. Byrne
                                                     Title: Senior Manager

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 27

                                           SOCIETE GENERALE, as a Lender



                                            By: /s/ John Sadik-Khan
                                                     Name: John Sadik-Khan
                                                     Title: Vice President

                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 28

                                      THE SUMITOMO TRUST & BANKING CO., LTD.,
                                      NEW YORK BRANCH, as a Lender



                                      By: /s/ Suraj P. Bhatia
                                               Name: Suraj P. Bhatia
                                               Title: Senior Vice President
                                                Manager, Corporate Finance Dept.


                                               VANGUARD CELLULAR FINANCIAL CORP.
                                              SECOND AMENDMENT TO SECOND AMENDED
                                                     AND RESTATED LOAN AGREEMENT
                                                               Signature Page 29